Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4 of our report dated April 26, 2023, relating to the financial statements of Humble Imports Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

BF Borgers

Certified Public Accountants

Lakewood, CO

June 23, 2023